December 2, 2008

FLORIDA DEPARTMENT OF STATE
Division of Corporations

NON-INVASIVE MONITORING SYSTEMS, INC.
5204 PAYLOR LANE
SARASOTA, FL 34240

Re: Document Number 681706

The Articles of Amendment to the Articles of Incorporation for NON-INVASIVE MONITORING SYSTEMS, INC., a Florida corporation, were filed on December 1, 2008.

The certification requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H08000265091.

Should you have any question regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Irene Albritton
Regulatory Specialist II
Division of Corporations

Letter Number: 008A00058829

P.O BOX 6327 – Tallahassee, Florida 32314

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Amendment, filed on December 1, 2008, to Articles of Incorporation for NON-INVASIVE MONITORING SYSTEMS, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H08000265091. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is 681706.

Authentication Code: 008A00058829-120208-681706 -1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Second day of December, 2008

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Kurt S. Browning
Secretary of State

ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
NON-INVASIVE MONITORING SYSTEMS, INC.

The undersigned Adam S. Jackson, Chief Financial Officer of Non-Invasive Monitoring Systems, Inc., a corporation organized and existing under and by virtue of the Florida Business Corporation Act (the "Corporation"), does hereby certify as follows:

1. The name of the Corporation is NON-INVASIVE MONITORING SYSTEMS, INC., and the document number of the corporation is 681706.

2. Article IV is hereby amended by increasing the number of shares of Series D Preferred Stock, as set forth in the Articles of Amendment to the Corporation's Articles of Incorporation filed with the Florida Department of State on April 2, 2008, from 1,000 shares, as set forth therein, to a total of 5,500 shares, as set forth in the annexed resolution.

3. Such resolution was duly adopted by the Board of Directors of the Company effective as of September 16, 2008 and by the holders of a majority of the outstanding shares of the Series D Preferred Stock. The vote of said holders of Series D Preferred Stock was sufficient to approve such amendment, and no other approval by the shareholders of the Corporation was necessary.

4. Except as modified hereby, the Articles of Incorporation of the Corporation shall remain in full force and effect.

IN WITNESS WHEREOF, Non-Invasive Monitoring Systems, Inc. has caused these Articles of Amendment to the Articles of Incorporation of the Corporation to be executed by the undersigned duly authorized officer or director of the Corporation, as applicable, as of the 23rd day of September, 2008.

NON-INVASIVE MONITORING SYSTEMS, INC.

By: ______________________
Name: Adam S. Jackson
Title: Chief Financial Officer

RESOLUTION OF THE BOARD OF DIRECTORS OF NON-INVASIVE MONITORING SYSTEMS, INC.

That pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of Non-Invasive Monitoring Systems, Inc. (the "Corporation"), a series of Preferred Stock, par value $1.00 per share, was designated as the "Series D Convertible Preferred Stock," to consist of 1,000 shares; and that said Board of Directors as of September 16, 2008 adopted a resolution providing for the increase in the number of shares of Series D Convertible Preferred Stock that the Corporation has authority to issue, from 1,000 shares to a total of 5,500 shares, and that the consent of the holders of the majority of outstanding shares of Series D Preferred Stock having been obtained, the Corporation's Articles of Incorporation with respect to the Series D Preferred Stock is hereby amended as follows:

RESOLVED, that, the consent of the holders of the majority of outstanding shares of Series D Preferred Stock having been obtained, pursuant to the authority vested in the Board of Directors of Corporation by the Articles of Incorporation, the Board of Directors does hereby increase the number of shares of "Series D Convertible Preferred Stock" which the Corporation has authority to issue from 1,000 shares to a total of 5,500 shares of such series of preferred stock. Other than said increase in the number of shares of such series, which the Corporation has authority to issue, the voting powers, designations, preferences, and relative, participating, optional or other special rights of said Series D Preferred Stock and the qualifications, limitations and restricting of such preferences and rights shall remain unchanged from those set forth in the resolutions duly adopted by the Board of Directors of the Corporation on April 1, 2008 and set forth in the Articles of Amendment to the Corporation's Articles of Incorporation filed with the Florida Department of State on April 2, 2008.